Exhibit 99.1

PRESS RELEASE

Contact Information:
Maggie Kofkoff, CFA
Media & Investor Relations
(317) 713-7644
mkofkoff@kiterealty.com

Kite Realty Group Trust Reports
Second Quarter 2015 Results And Increases Guidance

Indianapolis, Ind., July 29, 2015 - Kite Realty Group Trust (NYSE: KRG) (the “Company”) announced today operating results for the second quarter ended June 30, 2015. Financial statements and exhibits attached to this release include the details of the results.

“We continue to deliver strong results and execute on our strategic plan as evidenced by our second quarter performance,” said John A. Kite, Chairman and CEO. “We have meticulously redeployed the majority of our net sale proceeds including the purchase of $145.8 million of premier unencumbered assets in our core markets. Our liquidity position and financial flexibility are the strongest in our Company’s history as we remain dedicated to maintaining and improving our investment grade balance sheet. The second quarter is a testament to the team’s hard work and we are excited about our reinvigorated redevelopment pipeline and the portfolio’s long-term growth opportunities.”

Second Quarter And Other Recent Highlights

•	Generated Funds From Operations (“FFO”), as adjusted, of $41.6 million, or $0.49 per diluted common share.

•	Generated Adjusted Funds From Operations (“AFFO”) of $38.1 million, or $0.44 per diluted common share.

•	Achieved same-property net operating income (“NOI”) growth of 3.7% year-over-year.

•	Produced renewal cash rent spreads of 8.0%.

•	Increased annualized base rent (“ABR”) by over 13% to $15.25 per square foot, compared to the same period last year.

•	Simplified the Company’s balance sheet further by purchasing two joint venture partners’ interests at Beacon Hill and Bayport Commons.

•
Since March 31, 2015, completed $145.8 million in acquisitions including Colleyville Downs (MSA: Dallas), Belle Isle Station (MSA: Oklahoma City) and Livingston Shopping Center (MSA: New York-Northern New Jersey).

•
In July, agreed in principle to issue $250 million of private placement senior unsecured notes at a blended fixed rate of 4.41% across 8-year, 10-year and 12-year tranches for an average maturity of approximately 9.8 years.

Second Quarter Financial Results
FFO, as adjusted, for the three months ended June 30, 2015, was $41.6 million, or $0.49 per diluted common share, for real estate properties in which the Company’s operating subsidiaries own an interest (to which we refer as the “Kite Portfolio”), compared to $17.4 million, or $0.50 per diluted common share, for the same period in the prior year.

FFO, as defined by NAREIT, was $45.8 million, or $0.54 per diluted common share, for the Kite Portfolio, compared to $14.2 million, or $0.41 per diluted common share, for the same period in the prior year.

Net income attributable to common shareholders for the three months ended June 30, 2015, was $4.6 million compared to a net loss of $5.1 million for the same period in 2014.

Portfolio Activity During The Second Quarter
Development and Redevelopment
The Company’s three development projects, Phase II of Parkside Town Commons, Phase II of Holly Springs, and Tamiami Crossing, were in aggregate 83.9% pre-leased or committed as of June 30, 2015. These three projects have a total estimated cost of approximately $170.0 million, of which approximately $124.4 million had been incurred as of June 30, 2015.

Since last quarter, tenants occupying nearly 80,000 square feet have opened at Parkside Town Commons Phase II, including Frank Theatres CineBowl & Grille which opened early in July. Vertical construction at Tamiami Crossing will commence in the third quarter as anchors Michaels and Ulta Salon executed leases during the second quarter.

In addition to Gainesville Plaza, for which redevelopment is nearing completion, Cool Springs Market was added to active redevelopment during the second quarter. The project is expected to cost approximately $7.0 million and was 98.9% pre-leased or committed as of June 30, 2015. The project consists of downsizing an existing Staples, expanding square footage, replacing vacant space with a new DSW and Buy Buy Baby as well as other quality-enhancing upgrades.

Acquisitions
Since March 31, 2015, the Company has acquired $145.8 million of real estate assets. Colleyville Downs and Belle Isle Station closed in the second quarter, and Livingston Shopping Center closed in July. The acquisitions of these three unencumbered assets were largely funded using net proceeds from non-core asset sales.

Colleyville Downs (Dallas)
As announced on April 2, 2015, the Company closed on the acquisition of Colleyville Downs, a 201,000 square foot shopping center located in the MSA of Dallas, Texas. The center is anchored by Petco and a newly constructed Whole Foods Market that opened in 2014.
Colleyville Downs is on the southeast corner of Highway 26 and Glade Road. The shopping center is well-positioned in a densely populated, desirable market with an estimated population of 80,000 and an average household income of $128,000, both within a 3-mile radius.

Belle Isle Station (Oklahoma City)
Belle Isle Station is an approximately 400,000 square foot shopping center located in a premier fashion corridor, adjacent to the best-performing shopping mall in Oklahoma City. The center is 98.5% leased and anchored by best-in-class retailers Nordstrom Rack, Ross Dress for Less, Ulta Salon, Babies “R” Us, Shoe Carnival, Old Navy and Wal-Mart. The transaction closed on May 14, 2015.
Belle Isle Station is exceptionally located just 1.5 miles south of Nichols Hills, one of the highest-income areas in Oklahoma City, with an average household income of approximately $235,000 and average home prices in excess of $1.3 million. The densely populated market area has an estimated population of 200,000 within a 5-mile radius.

Livingston Shopping Center (New York-Northern New Jersey)
Livingston Shopping Center is a 140,000 square foot power center located in a prime retail corridor of Livingston, New Jersey. Located in close proximity to one of the top-10-sales-grossing malls in the country, the center is 95% leased and anchored by Nordstrom Rack, DSW, TJ Maxx, Buy Buy Baby, Cost Plus and Ulta Salon. The transaction closed July 24, 2015.

The Town of Livingston is located in affluent Essex County near New York City and the Newark, New Jersey airport in an area with a median home value over $535,000 in 2014. The power center benefits from strong demographics, with an estimated population over 150,000 and average household incomes of more than $170,000 within a 5-mile radius.

Capital Markets
During the second quarter, the Company exercised the accordion option on its Unsecured Term Loan Facility which increased the amount outstanding from $230 million to $400 million.

In July, the Company agreed in principle to issue $250 million of private placement senior unsecured notes at a blended fixed rate of 4.41% across 8-year, 10-year and 12-year tranches for an average maturity of approximately 9.8 years. The Company expects the notes to be issued on or about September 10, 2015, subject to the negotiation and execution of loan documents and customary closing conditions. There can be no assurances that any of these conditions will be satisfied or that the placement will occur on the terms described herein, or at all.

The Company intends to use the proceeds from the transactions to repay existing indebtedness, unencumber additional assets, reduce floating rate exposure and extend the average maturity of the Company’s debt.

Portfolio Operations
As of June 30, 2015, the Company owned interests in 119 operating properties totaling approximately 24 million square feet. The owned GLA in the Company’s retail operating portfolio was 94.9% leased as of June 30, 2015, and the Company’s overall portfolio was 94.8% leased, excluding ground leases and non-owned anchors.

Same-property NOI, which includes 64 operating properties, increased 3.7% in the second quarter of 2015 compared to the same period in the prior year. The leased percentage of these properties was 94.9% at June 30, 2015, compared to 95.4% at June 30, 2014, and the economic occupancy increased to 92.9% in the second quarter compared to 92.5% at June 30, 2014.

The Company executed 77 leases totaling 419,537 square feet during the second quarter of 2015. There were 57 comparable new and renewal leases executed during the quarter for 335,395 square feet. Cash spreads on new and renewal leases executed in the quarter increased approximately 8.0%.

2015 Earnings Guidance
The Company is revising its guidance for FFO, as adjusted, for the year ending December 31, 2015, to $1.95 to $2.00 per diluted common share. In April the Company had communicated its expectations for FFO, as adjusted, to be between $1.93 to $2.00 per diluted common share.

The Company is also revising its acquisition guidance to $185 million for the year, up from $125 million as previously communicated.

The Company’s 2015 guidance is based on a number of factors, many of which are outside the Company’s control and all of which are subject to change. The Company may change its guidance during the year if actual or anticipated results vary from these assumptions.

Following is a reconciliation of the range of 2015 estimated net income per diluted common share to estimated FFO per diluted common share:

Updated Guidance Range for Full Year 2015

	Low	High
Consolidated net income per diluted common share	$0.16	$0.21
Less: Dividends on preferred shares	(0.09)	(0.09)
Add: Depreciation, amortization and other	1.92	1.92
Less: Gain on sale of operating property	(0.04)	(0.04)
Less: Gain on settlement	(0.05)	(0.05)
Add: Debt extinguishment and preferred redemption costs	0.05	0.05
FFO, as adjusted, per diluted common share[1]	$1.95	$2.00

____________________
1	Excludes transaction costs.

Non-GAAP Financial Measures
Given the nature of the Company’s business as a real estate owner and operator, the Company believes that FFO, FFO, as adjusted, and AFFO are helpful to investors when measuring operating performance because they exclude various items included in net income or loss that do not relate to or are not indicative of operating performance, such as gains or losses from sales and impairments of operating properties and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. We believe this supplemental information provides a more meaningful measure of our operating performance. The Company believes presenting FFO, FFO, as adjusted, and AFFO in this manner allows investors and other interested parties to form a more meaningful assessment of the Company’s operating results. Reconciliations of net income to FFO, FFO, as adjusted, and AFFO are included in the attached table.

Earnings Conference Call
The Company will conduct a conference call to discuss its financial results on Thursday, July 30, 2015, at 11:00 a.m. Eastern Time. A live webcast of the conference call will be available online on the Company’s corporate website at www.kiterealty.com. The dial-in numbers are (866) 510-0712 for domestic callers and (617) 597-5380 for international callers (passcode 92045905). In addition, a webcast replay link will be available on the corporate website.

About Kite Realty Group Trust
Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust engaged in the ownership, operation, management, leasing, acquisition, construction, redevelopment and development of neighborhood and community shopping centers in selected markets in the United States. As of June 30, 2015, the Company owned interests in a portfolio of 122 operating, development and redevelopment properties totaling approximately 25 million total square feet across 22 states. For more information, please visit the Company’s website at www.kiterealty.com.
Safe Harbor
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to: national and local economic, business, real estate and other market conditions, particularly in light of low growth in the U.S. economy, financing risks, including the availability of and costs associated with sources of liquidity, the Company’s ability to refinance, or extend the maturity dates of, its indebtedness, the level and volatility of interest rates, the financial stability of tenants, including their ability to pay rent and the risk of tenant bankruptcies, the competitive environment in which the Company operates, acquisition, disposition, development, joint venture, property ownership and management risks, the Company’s ability to maintain its status as a real estate investment trust for federal income tax purposes, potential environmental and other liabilities, impairment in the value of real estate property the Company owns, risks related to the geographical concentration of our properties in Florida, Indiana and Texas, the dilutive effects of future offerings of issuing additional securities, and other factors affecting the real estate industry generally. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, which discuss these and other factors that could adversely affect the Company’s results. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Kite Realty Group Trust
Consolidated Balance Sheets
(Unaudited)

	June 30, 2015	December 31, 2014
Assets:
Investment properties, at cost	$3,876,592,422	$3,732,747,979
Less: accumulated depreciation	(379,555,777)	(315,092,881)
	3,497,036,645	3,417,655,098

Cash and cash equivalents[1]	70,120,217	43,825,526
Tenant and other receivables, including accrued straight-line rent of $21,389,804 and $18,629,987, respectively, net of allowance for uncollectible accounts	44,376,055	48,096,669
Restricted cash and escrow deposits	23,749,963	16,170,973
Deferred costs and intangibles, net	151,928,836	159,977,680
Prepaid and other assets	8,663,844	8,847,088
Assets held for sale	—	179,642,501
Total Assets	$3,795,875,560	$3,874,215,535
Liabilities and Shareholders’ Equity:
Mortgage and other indebtedness[2]	$1,618,614,378	$1,554,263,020
Accounts payable and accrued expenses	79,760,005	75,149,213
Deferred revenue and other liabilities	142,323,115	136,409,308
Liabilities held for sale	—	81,164,271
Total Liabilities	1,840,697,498	1,846,985,812
Commitments and contingencies
Limited Partners’ interests in the Operating Partnership and other redeemable noncontrolling interests	88,113,287	125,082,085
Shareholders’ Equity:
Kite Realty Group Trust Shareholders’ Equity:
Preferred Shares, $.01 par value, 40,000,000 shares authorized, 4,100,000 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	102,500,000	102,500,000
Common Shares, $.01 par value, 225,000,000 shares authorized, 83,329,324 and 83,490,663 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	833,293	834,907
Additional paid in capital	2,049,136,498	2,044,424,643
Accumulated other comprehensive loss	(2,809,377)	(1,174,755)
Accumulated deficit	(283,606,623)	(247,801,217)
Total Kite Realty Group Trust Shareholders’ Equity	1,866,053,791	1,898,783,578
Noncontrolling Interests	1,010,984	3,364,060
Total Equity	1,867,064,775	1,902,147,638
Total Liabilities and Shareholders' Equity	$3,795,875,560	$3,874,215,535

____________________
1	Includes $43.8 million at June 30, 2015 of funds set aside by the Company to affect a tax deferred purchase of real estate.
2	Includes debt premium of $25.2 million at June 30, 2015.

Kite Realty Group Trust
Consolidated Statements of Operations
For the Three and Six Months Ended June 30, 2015 and 2014
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue:
Minimum rent	$64,897,478	$31,221,687	$130,376,865	$62,481,723
Tenant reimbursements	16,488,775	8,315,228	35,103,861	17,478,089
Other property related revenue	2,349,050	1,306,140	5,083,190	3,543,155
Total revenue	83,735,303	40,843,055	170,563,916	83,502,967
Expenses:
Property operating	11,800,809	6,890,778	24,525,194	14,206,034
Real estate taxes	9,755,452	4,303,135	19,776,701	9,416,158
General, administrative, and other	4,565,790	2,313,358	9,571,636	5,419,460
Merger and acquisition costs	301,866	3,280,098	461,363	7,760,487
Depreciation and amortization	41,212,258	19,737,108	81,647,495	37,176,713
Total expenses	67,636,175	36,524,477	135,982,389	73,978,852
Operating income	16,099,128	4,318,578	34,581,527	9,524,115
Interest expense	(13,181,140)	(7,521,991)	(27,114,127)	(14,904,836)
Income tax expense of taxable REIT subsidiary	(68,922)	(75,614)	(124,023)	(22,468)
Gain on settlement	4,520,193	—	4,520,193	—
Other (expense) income, net	(134,277)	83,323	(129,765)	(9,621)
Income (loss) from continuing operations	7,234,982	(3,195,704)	11,733,805	(5,412,810)
Discontinued operations:
Gain on sale of operating property	—	—	—	3,198,772
Income from discontinued operations	—	—	—	3,198,772
Income (loss) before gain on sale of operating properties	7,234,982	(3,195,704)	11,733,805	(2,214,038)
Gain on sales of operating properties	—	—	3,362,944	3,489,338
Net income (loss)	7,234,982	(3,195,704)	15,096,749	1,275,300
Net (income) loss attributable to noncontrolling interest	(508,304)	219,502	(1,191,370)	80,590
Dividends on preferred shares	(2,114,063)	(2,114,063)	(4,228,125)	(4,228,125)
Net income (loss) attributable to Kite Realty Group Trust common shareholders	$4,612,615	$(5,090,265)	$9,677,254	$(2,872,235)

Income (loss) per common share - basic and diluted:
Continuing operations	$0.06	$(0.16)	$0.12	$(0.16)
Discontinued operations	—	—	—	0.08
	$0.06	$(0.16)	$0.12	$(0.08)

Weighted average common shares outstanding - basic	83,506,078	32,884,467	83,519,013	32,820,538
Weighted average common shares outstanding - diluted	83,803,879	32,884,467	83,818,890	32,820,538
Common Dividends declared per common share	$0.2725	$0.2600	$0.5450	$0.5000

Amounts attributable to Kite Realty Group Trust common shareholders:
Income (loss) from continuing operations	$4,612,615	$(5,090,265)	$9,677,254	$(5,917,227)
Income from discontinued operations	—	—	—	3,044,992
Net income (loss)	$4,612,615	$(5,090,265)	$9,677,254	$(2,872,235)

Kite Realty Group Trust
Funds From Operations
For the Three and Six Months Ended June 30, 2015 and 2014
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Funds From Operations
Consolidated net income (loss)	$7,234,982	$(3,195,704)	$15,096,749	$1,275,300
Less: dividends on preferred shares	(2,114,063)	(2,114,063)	(4,228,125)	(4,228,125)
Less: net income attributable to noncontrolling interests in properties	(414,113)	(49,842)	(1,001,065)	(76,475)
Less: gains on sales of operating properties	—	—	(3,362,944)	(6,784,887)
Add: depreciation and amortization of consolidated entities, net of noncontrolling interests	41,131,866	19,511,682	81,424,770	36,950,890
Funds From Operations of the Kite Portfolio	45,838,672	14,152,073	87,929,385	27,136,703
Less: Limited Partners' interests in Funds From Operations	(924,281)	(679,739)	(1,730,879)	(1,304,591)
Funds From Operations attributable to Kite Realty Group Trust common shareholders[1]	$44,914,391	$13,472,334	$86,198,506	$25,832,112
FFO per share of the Operating Partnership - basic	$0.54	$0.41	$1.03	$0.79
FFO per share of the Operating Partnership - diluted	$0.54	$0.41	$1.03	$0.79

Funds From Operations of the Kite Portfolio	$45,838,672	$14,152,073	$87,929,385	$27,136,703
Less: gain on settlement	$(4,520,193)	$—	$(4,520,193)	$—
Add: merger and acquisition costs	301,866	3,280,098	461,363	7,760,487
Funds From Operations of the Kite Portfolio, as adjusted	$41,620,345	$17,432,171	$83,870,555	$34,897,190
FFO per share of the Operating Partnership, as adjusted - basic	$0.49	$0.50	$0.98	$1.01
FFO per share of the Operating Partnership, as adjusted - diluted	$0.49	$0.50	$0.98	$1.01

Weighted average Common Shares outstanding - basic	83,506,078	32,884,467	83,519,013	32,820,538
Weighted average Common Shares outstanding - diluted	83,803,879	32,936,272	83,818,890	32,870,821
Weighted average Common Shares and Units outstanding - basic	85,231,284	34,543,898	85,202,110	34,480,602
Weighted average Common Shares and Units outstanding - diluted	85,529,084	34,595,704	85,501,987	34,530,886

____________________
1
“Funds From Operations of the Kite Portfolio measures 100% of the operating performance of the Operating Partnership’s real estate properties and construction and service subsidiaries in which the Company owns an interest. “Funds From Operations attributable to Kite Realty Group Trust common shareholders” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.

Kite Realty Group Trust
Same Property Net Operating Income
For the Three and Six Months Ended June 30, 2015 and 2014
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	% Change	2015	2014	% Change
Number of properties at period end[1]	64	64

Leased percentage at period end	94.9%	95.4%		94.9%	95.4%
Economic Occupancy percentage at period end[2]	92.9%	92.5%		92.9%	92.5%

Minimum rent	$29,586,848	$28,880,987		$58,608,400	$56,847,413
Tenant recoveries	8,204,571	8,205,650		17,052,697	16,887,597
Other income	526,760	548,747		1,380,668	1,548,433
	38,318,179	37,635,384		77,041,765	75,283,443

Property operating expenses	(5,404,124)	(5,885,816)		(13,039,410)	(13,756,322)
Real estate taxes	(4,884,128)	(4,711,216)		(10,006,607)	(9,627,666)
	(10,288,252)	(10,597,032)		(23,046,017)	(23,383,988)
Net operating income - same properties[3]	$28,029,927	$27,038,352	3.7%	$53,995,748	$51,899,455	4.0%

Reconciliation of Same Property NOI to Most Directly Comparable GAAP Measure:
Net operating income - same properties	$28,029,927	$27,038,352		$53,995,748	$51,899,455
Net operating income - non-same activity	34,149,115	2,610,790		72,266,273	7,981,320
General, administrative and other	(4,565,790)	(2,313,358)		(9,571,636)	(5,419,460)
Merger and acquisition costs	(301,866)	(3,280,098)		(461,363)	(7,760,487)
Depreciation expense	(41,212,258)	(19,737,108)		(81,647,495)	(37,176,713)
Interest expense	(13,181,140)	(7,521,991)		(27,114,127)	(14,904,836)
Gain on settlement	4,520,193	—		4,520,193	—
Other (expense) income, net	(203,199)	7,709		(253,788)	(32,089)
Discontinued operations	—	—		—	3,198,772
Gains on sales of operating properties	—	—		3,362,944	3,489,338
Net (income) loss attributable to noncontrolling interests	(508,304)	219,502		(1,191,370)	80,590
Dividends on preferred shares	(2,114,063)	(2,114,063)		(4,228,125)	(4,228,125)
Net income (loss) attributable to common shareholders	$4,612,615	$(5,090,265)		$9,677,254	$(2,872,235)

____________________
1	Same property NOI analysis excludes operating properties in redevelopment.
2	Excludes leases that are signed but for which tenants have not commenced payment of cash rent.
3
Same property NOI excludes net gains from outlot sales, straight-line rent revenue, bad debt expense and related recoveries, lease termination fees, amortization of lease intangibles and significant prior year expense recoveries and adjustments, if any.

The Company believes that Net Operating Income is helpful to investors as a measure of its operating performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance, such as depreciation and amortization, interest expense, and impairment, if any.  The Company believes that Same Property NOI is helpful to investors as a measure of its operating performance because it includes only the NOI of properties that have been owned for the full period presented, which eliminates disparities in net income due to the redevelopment, acquisition or disposition of properties during the particular period presented, and thus provides a more consistent metric for the comparison of the Company's properties.  NOI and Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of the Company's financial performance.